Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, $0.001 par value, of Floor & Decor Holdings, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of May 12, 2017.

FS EQUITY PARTNERS VI, L.P. a Delaware Limited Partnership

By: FS Capital Partners VI, LLC

a Delaware Limited Liability Company Its: General Partner

/s/ Brad J. Brutocao
Name: Brad J. Brutocao

Title: Vice President

FS AFFILIATES VI, L.P.

a Delaware Limited Partnership

By: FS Capital Partners VI, LLC

a Delaware Limited Liability Company Its: General Partner

/s/ Brad J. Brutocao
Name: Brad J. Brutocao

Title: Vice President

FS CAPITAL PARTNERS VI, LLC

a Delaware Limited Liability Company

/s/ Brad J. Brutocao
Name: Brad J. Brutocao

Title: Vice President